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                                                                     Exhibit 4.4





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                              CROMPTON CORPORATION

                              6.125% NOTES DUE 2006






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                          SECOND SUPPLEMENTAL INDENTURE
                           DATED AS OF AUGUST 5, 2004

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                         U.S. BANK, NATIONAL ASSOCIATION
                                   AS TRUSTEE





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     SECOND SUPPLEMENTAL INDENTURE, dated as of August 5, 2004 (this "Second
Supplemental Indenture"), between CROMPTON CORPORATION, a Delaware corporation (the "Company"), as successor to Witco Corporation, and U.S. BANK, National Association, a national banking association duly organized under the laws of the United States, as successor to Fleet National Bank of Connecticut ("Fleet"), as trustee..

     WHEREAS, the Company and the The Chase Manhattan Bank, N.A. (the "Initial Trustee") are parties to an Indenture, dated as of February 1, 1993 (the "Existing Indenture"), as supplemented by the first supplemental indenture among the Company, the Initial Trustee and Fleet, dated as of February 1, 1996 (the "First Supplemental Indenture" and together with the Existing Indenture, the "Indenture"), pursuant to which the Company issued its 6.125% Notes Due 2006 (the "Notes");

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to authorize and approve the proposed amendments to the Indenture solely with respect to the Notes (the "Proposed Amendments");

     WHEREAS, Section 902 of the Indenture provides that the Company and the Trustee may amend the Indenture and the Notes with the consent of the Holders of not less than 66-2/3% in principal amount of the Notes outstanding affected by such supplemental indenture;

     WHEREAS, the Company has distributed an Offer to Purchase and Consent Solicitation Statement, dated July 19, 2004 (the "Statement"), and accompanying Consent and Letter of Transmittal to the Holders of the Notes in connection with the Proposed Amendments as described in the Solicitation Statement;

     WHEREAS, the Holders of not less than 66-2/3% in principal amount of the Notes outstanding have approved the Proposed Amendments to the provisions of the Indenture; and

     WHEREAS, the execution and delivery of this instrument have been duly authorized and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with;

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, it is mutually covenanted and agreed, for the equal proportionate benefit of all Holders of the Notes, as follows:


ARTICLE 1. AMENDMENTS TO ARTICLE 1--DEFINITIONS AND OTHER PROVISIONS OF GENERAL
           APPLICATION

     Section 1.1. Upon the effective date of this Second Supplemental Indenture, certain definitions in Section 101 of the Indenture shall be deemed deleted when references to such definitions would be eliminated as a result of the amendments described herein.


ARTICLE 2. AMENDMENTS TO ARTICLE 5--REMEDIES

     Section 2.1. Section 501(5) of the Indenture is hereby amended to read in its entirety as set forth below:



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                  (5) intentionally omitted;


     Section 2.2. Section 501(6) of the Indenture is hereby amended to read in its entirety as set forth below:


                  (6) intentionally omitted;


     Section 2.3. Section 515 of the Indenture is hereby amended to read in its entirety as set forth below:


                  Section 515. Intentionally omitted.
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ARTICLE 3. AMENDMENTS TO ARTICLE 8--CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER
           OR LEASE

     Section 3.1. Section 801 of the Indenture is hereby amended to read in its entirety as set forth below:


                  Section 801. Intentionally omitted.
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ARTICLE 4. AMENDMENTS TO ARTICLE 10--COVENANTS

     Section 4.1. Section 1006 of the Indenture is hereby amended to read in its entirety as set forth below:


                  Section 1006. Intentionally omitted.
                                ---------------------


     Section 4.2. Section 1007 of the Indenture is hereby amended to read in its entirety as set forth below:


                  Section 1007. Intentionally omitted.
                                ---------------------


     Section 4.3. Section 1008 of the Indenture is hereby amended to read in its entirety as set forth below:


                  Section 1008. Intentionally omitted.
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     Section 4.4. Section 1009 of the Indenture is hereby amended to read in its entirety as set forth below:


                  Section 1009. Intentionally omitted.
                                ---------------------


     Section 4.5. Section 1010 of the Indenture is hereby amended to read in its entirety as set forth below:


                  Section 1010. Intentionally omitted.
                                ---------------------


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ARTICLE 5.        AMENDMENTS TO THE NOTES

     Section 5.1. The Notes include certain of the foregoing provisions from the Indenture. Upon the effective date of this Second Supplemental Indenture, such provisions from the Notes shall be deemed deleted or amended as applicable.


ARTICLE 6.        MISCELLANEOUS

     Section 6.1. All capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Indenture.

     Section 6.2. Upon execution and delivery of this Second Supplemental Indenture, the terms and conditions of this Second Supplemental Indenture shall be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one and the same instrument, except that in case of conflict, the provisions of this Second Supplemental Indenture will control.

     Section 6.3. Notwithstanding an earlier execution date, the provisions of this Second Supplemental Indenture shall not become operative until the time and date upon which the Company notifies the depositary and tabulation agent for the Notes, Deutsche Bank Trust Company Americas, that the Notes are accepted for purchase pursuant to the Offer to Purchase and Consent Solicitation Statement date July 19, 2004. The Company shall promptly notify the Trustee in writing that this Second Supplemental Indenture has become operative.

     Section 6.4. Each of the Company and the Trustee hereby confirms and reaffirms the Indenture in every particular except as amended and supplemented by this Second Supplemental Indenture.

     Section 6.5. All covenants and agreements in this Second Supplemental Indenture by the Company or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

     Section 6.6. In case any provisions in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 6.7. Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

     Section 6.8. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. One signed copy is enough to prove this Second Supplemental Indenture.

     Section 6.9. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Second Supplemental Indenture.


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     Section 6.10. All provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as amended and supplemented by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.


     Section 6.11. The Trustee has accepted the amendment of the Indenture effected by this Second Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or in respect to (a) the validity or sufficiency of this Second Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or otherwise, (c) the due execution hereof by the Company, (d) the consequences (direct or indirect and whether deliberate inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters and (e) the validity or sufficiency of the solicitation or the consent solicitation materials or procedure in connection therewith.


     Section 6.12. The provisions of this Second Supplemental Indenture are made solely with respect to the 6.125% Notes due 2006 of the Company, and none of the terms of this Second Supplemental Indenture shall apply to any other series of Notes issued under the Indenture or the First Supplemental Indenture.


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     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental
Indenture to be duly executed as of the date first written above.


                               CROMPTON CORPORATION


                               By:   /s/ John R. Jepsen
                                   -----------------------------------------
                                     Name:  John R. Jepsen
                                     Title: Vice President and Treasurer


                               U.S. BANK, National Association, as Trustee


                               By:   /s/ Michael M. Hopkins
                                   ---------------------------------------
                                     Name:  Michael M. Hopkins
                                     Title: Vice President